DEMAND NOTE

                                            September 27, l996
                                            Dated

   $12,850.                                 Lewiston, Maine

       FOR VALUE RECEIVED, the undersigned promises to pay to the order of Jacquelyn J. Magno , her heirs, executors, administrators or assigns, the sum of Twelve Thousand Eight
   Hundred Fifty Dollars and no/100 ($12,850) in the manner as follows:

       ON DEMAND from the date hereof, the principal sum of Twelve Thousand Eight Hundred Fifty Dollars and no/100 ($12,850) shall be due and payable in full. Until paid on the due date, interest at the rate of ten percent (10%) per annum on the unpaid principal balance shall be paid monthly commencing one (1) month from the date hereof and monthly thereafter until the principal balance is paid in full.

       The undersigned shall have the right to prepay the principal amount outstanding in whole or in part without penalty.

       Upon the occurrence of any of the following events of default: a) default in any payment due hereon and such default is continued for thirty (30) days; b) dissolution, termination of existence, insolvency, business failure, appointment of receiver or assignment for the benefit of creditors by, or the commencement of, any proceedings under any bankruptcy or insolvency laws by or against the Maker; Note Holder, at his option, may declare all obligations of the undersigned to be immediately due and payable without further notice or demand and may invoke any of the remedies permitted by applicable law.

       The failure of the Holder of this Note to exercise any of the rights granted hereunder, in any particular instance, shall not constitute a waiver in that or any subsequent instance.

       This Note evidences a loan for business and commercial purposes.

       The terms and provisions of this Note shall be construed pursuant to the laws of the State of Maine.

       IN WITNESS WHEREOF, the Maker has executed this instrument under seal on the date first above written.


                                     ACADIA NATIONAL HEALTH SYSTEMS, INC.

                                     /S/ Thomas N. Hackett
                                     By:
   Witness                           Thomas N. Hackett
                                     Its:  President

                               DEMAND NOTE

                                            December 29, l995 Dated

   $6,500.                                  Lewiston, Maine

       FOR VALUE RECEIVED, the undersigned promises to pay to the order of Jacquelyn J. Magno , his heirs, executors, administrators or assigns, the sum of Six Thousand Five Hundred Dollars and no/100 ($6,500) in the manner as follows:

       ON DEMAND from the date hereof, the principal sum of Six Thousand Five Hundred and no/100 ($6,500) shall be due and payable in full. Until paid on the due date, interest at the rate of ten percent (10%) per annum on the unpaid principal balance shall be paid in full on demand.

       The undersigned shall have the right to prepay the principal amount outstanding in whole or in part without penalty.

       Upon the occurrence of any of the following events of default: a) default in any payment due hereon and such default is continued for thirty (30) days; b) dissolution, termination of existence, insolvency, business failure, appointment of receiver or assignment for the benefit of creditors by, or the commencement of, any proceedings under any bankruptcy or insolvency laws by or against the Maker; Note Holder, at his option, may declare all obligations of the undersigned to be immediately due and payable without further notice or demand and may invoke any of the remedies permitted by applicable law.

       The failure of the Holder of this Note to exercise any of the rights granted hereunder, in any particular instance, shall not constitute a waiver in that or any subsequent instance.

       This Note evidences a loan for business and commercial purposes.

       The terms and provisions of this Note shall be construed pursuant to the laws of the State of Maine.

       IN WITNESS WHEREOF, the Maker has executed this instrument under seal on the date first above written.

                                       Physician Resources, Inc.



   /s/Margaret Heath                   /s/Thomas N. Hackett
                                       By:
   Witness                             Thomas N. Hackett,
                                       President

                         ASSIGNMENT OF NOTE

         PHYSICIAN RESOURCES, INC., of Lewiston , County of Androscoggin, State of Maine, maker of a Demand Note to Jacquelyn J. Magno, of Auburn, County of Androscoggin, State of Maine dated December 29, l995, in the amount of $6,500 with $1,500 principal payment made April 15, l996 leaving a balance of $5,000 at ten (10%) for valuable consideration does hereby assign said Demand Note to ACADIA NATIONAL HEALTH SYSTEMS, INC.

                                    PHYSICIAN RESOURCES, INC.

                                    /S/ Thomas N. Hackett


 Dated:  September 27, l996         By:
                                    Thomas N. Hackett
                                    Its:  President

  STATE OF MAINE
  ANDROSCOGGIN, SS.

       PERSONALLY APPEARED the above-named Thomas N. Hackett in his capacity as President of Physician Resources, Inc. and acknowledges the foregoing instrument to be his free act and deed and the free act and deed of Physician Resources, Inc.

                                /S/ Margaret M. Heath



                                NOTARY PUBLIC

                          ASSIGNMENT OF NOTE


  PHYSICIAN RESOURCES, INC., of Lewiston , County of Androscoggin, State of Maine, maker of a Promissory Note to Jacquelyn J. Magno, of Auburn, County of Androscoggin, State of Maine dated January 1, l995, in the amount of $9,000 at ten (10%) for valuable consideration does hereby assign said Promissory Note to ACADIA NATIONAL HEALTH SYSTEMS, INC.

                                   PHYSICIAN RESOURCES, INC.



                                   /S/Thomas N. Hackett


  Dated:  September 27, l996       By:
                                   Thomas N. Hackett
                                   Its:  President

  STATE OF MAINE
  ANDROSCOGGIN, SS.

       PERSONALLY APPEARED the above-named Thomas N. Hackett in his capacity as President of Physician Resources, Inc. and acknowledges the foregoing instrument to be his free act and deed and the free act and deed of Physician Resources, Inc.

                           /S/ Margaret M. Heath

                           NOTARY PUBLIC